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                                                                     EXHIBIT 1.1

                                  $300,000,000

                              BRE PROPERTIES, INC.

                                Medium-Term Notes

                             DISTRIBUTION AGREEMENT
                             ----------------------

                                                                December 7, 2001



Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629

Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street, 7/th/ Floor
Mail Code NC1-007-07-01
Attention: MTN Department
Charlotte, North Carolina 28255

Banc One Capital Markets, Inc.
1 Bank One Plaza, Suite 14-0595
Chicago, Illinois  60670

CommerzBank Capital Markets Corp.
1251 Avenue of the Americas
22/nd/ Floor
New York, New York 10020-1104

First Union Securities, Inc.
901 East Byrd Street, West Tower
(6/th/ Floor)
Richmond, Virginia 23219

Goldman, Sachs & Co.
85 Broad Street, 11/th/ Floor
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

UBS Warburg LLC
677 Washington Blvd.
Stamford, Connecticut 06901

Ladies and Gentlemen:

                  1.  Introduction.  BRE Properties, Inc., a Maryland
                      ------------
corporation (the "Company") confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with

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respect to the issue and sale from time to time by the Company of up to
$300,000,000 aggregate principal amount of its medium-term notes issuable with various terms, interest rates and other provisions, due nine months or more from the date of issue, registered under the registration statements referred to in
Section 2(a) (any such medium-term notes being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be offered and sold pursuant to
Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998 (as further amended and supplemented from time to time, the "Indenture") between the Company and J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee").

                  The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

                  2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company represents and warrants to, and agrees with, each Agent as follows:

                  (a) A registration statement on Form S-3 (No. 333-47469), and a registration statement on Form S-3 (No. 333-68914) including a combined prospectus relating to $700,000,000 aggregate principal amount of debt securities of the Company, including the Securities (together, the "Registered Securities") (including a prospectus which, as supplemented from time to time, shall be used in connection with sales of the Securities), have been filed with the Securities and Exchange Commission (the "Commission") and have been declared effective under the Act. Such registration statements, each as amended as of the Commencement Date (as defined in Section 3(e) hereof), are hereinafter collectively referred to as the "Registration Statement", and the prospectus included in registration statement No. 333-68914 (the "Base Prospectus"), as supplemented by the prospectus supplement and the pricing supplements referred to therein and issued from time to time (each a "Prospectus Supplement") specifically relating to the Securities, as filed with, or transmitted for filing with, the Commission pursuant to Rule 424, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Commencement Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Commencement Date. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) On the effective date of the Registration Statement, the Registration Statement conformed, and on the date of any subsequent post-effective amendment or amendments to the Registration Statement, such Registration Statement will conform, in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Commencement Date (as defined in Section 3(e)), and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in
         Section 6(b) hereof (the Commencement Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the

                                      -2-

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         requirements of the Act, the Trust Indenture Act and the Rules and
         Regulations, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Agent specifically for use therein.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), or the earnings, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                  (d) Each subsidiary of the Company has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (A) all of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable and are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any such security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and are owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (e) No holder of outstanding shares of capital stock of the Company has any registration rights with respect to such shares which would or could require such shares to be included in the Registration Statement.

                  (f) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the Prospectus.

                  (g) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, at the Commencement Date (as hereinafter defined), will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

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                  (h) The Securities have been duly authorized, and, when the
         Securities have been delivered and paid for pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefore and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and will be entitled to the benefits of the Indenture.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company. Any agreement with respect to the offering and sale of particular Securities as contemplated by Section 3 will be duly authorized, executed and delivered by the Company.

                  (j) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (k) The Securities rank and will rank on a parity with all unsecured indebtedness of the Company (other than subordinated indebtedness of the Company) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

                  (l) The Company has notified the Lender (as defined in the Prudential Agreements (as hereinafter defined)) of the terms and conditions of the Securities and the offering made hereby and the Company has obtained a written consent from the Lender to the issuance of the Securities (the "Written Consent"), which Written Consent is in full force and effect.

                  (m) The Securities and the indebtedness evidenced thereby do not and will not constitute "Funding Debt" (within the meaning of the LLC Agreement (as hereinafter defined)) and no portion of the proceeds from the issuance of the Securities will be applied to make any "Managing Member Loan" (within the meaning of the LLC Agreement).

                  (n) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them.

                  (o) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or Prospectus (other than as disclosed therein) or which might result in any Material Adverse Effect or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the Act, the Rules and Regulations, the Exchange Act (as hereinafter defined) or the rules and regulations of the Commission thereunder which have not been so filed.

                  (p) The financial statements included in the Registration Statement and Prospectus, in each case, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related notes and schedules have been prepared in conformity with generally accepted accounting

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     principles in the United States applied on a consistent basis; and with respect to any pro forma financial statements included in the Registration Statement and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus are reasonable, the related pro forma adjustments have been applied, in accordance with applicable accounting requirements of the Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the corresponding historical amounts in the compilation of such statements.

          (q) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

          (r) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, earnings, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and except for regular quarterly dividends payable on the Company's common stock and preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (s) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as defined in the Investment Company Act of 1940.

          (t) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, "Organizational Documents"), as the case may be, nor has violated any applicable law, administrative rule or regulation or administrative or court order or decree, and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, the consummation of the transactions contemplated herein and therein (including, without limitation, the incurrence of the indebtedness evidenced by the Securities), and compliance by the Company with its obligations thereunder and hereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Subject Agreement (as hereinafter defined) or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative rule or regulation or administrative or court order or decree; and no consent, approval, authorization or order of or filing with any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Securities, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Securities. "Subject Agreements" means (i) the Loan Agreement dated as of

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     January 31, 1994 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Amendment to Loan Agreement dated as of July 7, 1995, the Second Amendment to Loan Agreement dated as of April 30, 1996, the Third Amendment to Loan Agreement dated as of November 20, 1996, the Fourth Amendment to Loan Agreement dated as of February 25, 1997 and the Fifth Amendment to Loan Agreement dated as of June 30, 1997, (ii) the Loan Agreement dated as of July 7, 1995 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Amendment to Loan Agreement dated as of April 30, 1996, the Second Amendment to Loan Agreement dated as of November 20, 1996, the Third Amendment to Loan Agreement dated as of February 25, 1997 and the Fourth Amendment to Loan Agreement dated as of June 30, 1997, (iii) the Second Amended and Restated Unsecured Line of Credit Loan Agreement (the "Credit Agreement") dated December 19, 2000 by and among the Company, Bank of America, N.A. ("Bank of America"), Bank One, N.A., Commerzbank AG and Banc of America Securities, LLC, as amended by the First Amendment to the Second Amended and Restated Unsecured Line of Credit dated as of June, 2001, together with all guarantees entered into by any subsidiaries of the Company in connection therewith, (iv) the Contribution Agreement dated as of September 29, 1997, as amended (the "Contribution Agreement"), between the TCR signatories named on Schedule A thereto, the Company and BRE
                                  ----------
     Property Investors LLC, a Delaware limited liability company (the "Operating Company"), together with the guarantee entered into by the Company pursuant to the Contribution Agreement, as amended by Amendment No. 1 to the Contribution Agreement dated November 18, 1997 and (v) the Amended and Restated Limited Liability Company Agreement of the Operating Company (the "LLC Agreement"); "Prudential Agreements" means the Loan Agreements, as amended, referred to in clauses (i) and (ii) of this sentence. All amendments, supplements and restatements of the Subject Agreements are listed in clauses (i) through (v) of the preceding sentence. Except as otherwise described in the Prospectus, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company. Except as otherwise described in the Prospectus, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

          (u) The Company was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has elected to be taxed as a "real estate investment trust"; the Company has qualified as a "real estate investment trust" under the Code for its taxable years ended July 31, 1995, its short taxable year ended December 31, 1995, its taxable year ended December 31, 1996, its taxable year ended December 31, 1997 and its taxable year ended December 31, 1998, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. The United States Federal Income Tax Returns of the Company have been closed through the fiscal year of the Company ended December 31, 1996; and the Company has filed United Stated Federal Income Tax Returns for each of its fiscal years through and including the fiscal year ended December 31, 2000. As used in this paragraph (v), the term "Company" includes BankAmerica Realty Investors, a California business trust, and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

          (v) Each subsidiary of the Company, other than BRE/Alliance Services, Inc., a Maryland corporation ("BRE/Alliance"), BRE Investments, Inc., a Maryland corporation ("BRE Investments"), and VelocityHSI, Inc., a Delaware corporation ("Velocity"), either qualifies as a partnership for federal, state and local income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, or otherwise qualifies to be disregarded as an

                                      -6-

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     entity separate from the Company or one of its subsidiaries for federal, state and local income tax purposes, and the securities the Company owns of BRE/Alliance, BRE Investments and Velocity will not cause the Company to be treated as owning securities of BRE/Alliance, BRE Investments or Velocity in excess of the permissible limits under Section 856(c)(4) of the Code.

          (w) The Company is eligible to use a Form S-3 registration statement under the Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect immediately prior to October 21, 1992.

          (x) The Company has full right, power and authority to enter into this Agreement, the Indenture and the Securities.

          (y) Except as otherwise disclosed in the Prospectus, (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee) and have acquired title insurance with respect to each of the properties described in the Prospectus as being owned by the Company or its subsidiaries; (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

          (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (aa) Except as otherwise disclosed in the Registration Statement (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or

                                      -7-

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     otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a Material Adverse Effect, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the Registration Statement and
     (z) would not, individually or in the aggregate, have a Material Adverse Effect, and (D) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein "Hazardous Material" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").

          (bb) The issuance, sale and public offering of the Securities to be issued and sold by the Company have been approved by a majority of all of the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article IX of the Company's charter).

          (cc) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Exchange Act and the published Rules and Regulations thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the commission, will comply in all material respects to the requirements of the Exchange Act and the published Rules and Regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          3.  Appointment as Agents; Agreement of Agents; Solicitations.
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                                      -8-

          (a) (i) Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as the agents of the Company for the purpose of soliciting or receiving offers to purchase the Securities to be issued by the Company during any Marketing Time. For purposes of this Agreement, "Marketing Time" shall mean any time when no suspension of solicitation of offers to purchase Securities pursuant to Section 3(c) or Section 4(c) shall be in effect or any time when either any Agent shall own any Securities with the intention of reselling them or the Company has accepted an offer to purchase Securities but the related settlement has not occurred.

          (ii) The Company reserves the right to sell Securities to or through one or more additional agents, acting as principals or agents, or underwriters. The Company has additionally reserved the right to sell Securities to investors on its own behalf in jurisdictions where it is authorized to do so. No commission will be payable to the Agents on any Securities sold in any such manner. The Company shall give each of the Agents notice by delivery of a letter substantially in the form of Exhibit D hereto of its decision to sell Securities
                             ---------
to or through another Agent. Any other Agent shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Agents (including the commission schedule set forth on Exhibit B).
                                                ---------

          (b) (i) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use reasonable efforts when requested by the Company to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

          (ii) No Agent shall have any obligation to purchase Securities from the Company; provided, however, that one or more Agents (each, a
                  --------  -------
"Presenting Agent") may agree from time to time to purchase Securities as principal for resale to investors and other purchasers selected by such Presenting Agents. Unless otherwise expressly agreed by the Company and the Presenting Agents as contemplated by clause (v) below, each offer to sell Securities transmitted by an Agent and accepted by the Company shall constitute acceptance of an offer to sell such Securities to the Presenting Agents for resale. In addition, if so specified in a Terms Agreement (as defined in clause
(iii) below) executed by the Company and one or more Presenting Agents, such Presenting Agents shall act as representative or representatives of the several underwriters named in such Terms Agreement for resale of the Securities specified in such Terms Agreement upon the terms and subject to the conditions specified in such Terms Agreement, this Agreement and in the Prospectus, as supplemented by the applicable Pricing Supplement. It is understood that the Agents and any underwriters for which they may act as representative propose that they will offer any Securities which they agree to purchase as principal for sale as set forth in the Prospectus, as supplemented by the applicable Pricing Supplement.

          (iii) Upon acceptance by the Company of an offer by one or more Presenting Agents to purchase Securities as principal, unless the Company and the Presenting Agent or Agents execute a Terms Agreement substantially in the form of Exhibit A hereto (a "Terms Agreement"), any written confirmation or
        ---------
communication transmitted by the Presenting Agent or Agents to the Company or, in the absence of a Terms Agreement or such other written confirmation or communication, the oral agreement with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by the Presenting Agent or Agents and accepted by the Company, in each case together with the provisions of this Agreement, shall constitute an agreement between the Presenting Agent or Agents and the Company for the sale and purchase of such Securities (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Company or the Presenting Agent or Agents). Each purchase of Securities by an Agent shall, unless otherwise agreed, be at a discount from the principal amount of each such Security equivalent to the applicable commission set forth in Exhibit B hereto.
                                       ---------

          (iv) Each Agent is authorized to engage the services of any other brokers or dealers in connection with the offer or sale of Securities purchased by such Agent as principal for resale to others and may reallow any portion of the discount received from the Company to such brokers or dealers.

          (v) If expressly agreed by an Agent and the Company, such Agent will solicit offers to purchase Securities from the Company through such Agent, acting as agent, in accordance with the provisions of this Agreement. In such event, such Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent; and the Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it as such agent, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. At the time of delivery of, and payment for, any Securities sold by the Company as a result of a solicitation made by, or offer to purchase received by, an Agent, acting on an agency basis, the Company agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit B
                                                                ---------
hereto.

          (vi) No Agent shall have any responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or otherwise monitoring the availability of Securities for sale under the Registration Statement.

          (vii) No Security which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

          (c)    Upon receipt of notice from the Company as contemplated by
Section 4(c) hereof, each Agent shall suspend its solicitation of offers to purchase Securities until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(c) and shall have advised such Agent that such solicitation may be resumed.

          The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday and that is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in New York City or any other place where the principal and interest on the Securities is payable.

          (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall
                                                        ---------
remain in effect until changed by agreement among the Company and the Agents. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          (e) The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Commencement Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the settlement date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Securities sold pursuant to an offering of Securities having identical terms (including the issue date) and terms of sale (whether or not set forth in a single Terms Agreement).

          4.     Certain Agreements of the Company. The Company agrees with the
                 ---------------------------------
Agents that it will furnish to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents, one signed copy of the

Registration Statement, including all exhibits (other than those that are incorporated by reference), in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities,

          (a) The Company will prepare a Pricing Supplement with respect to any Securities to be offered and sold to or through one or more Agents pursuant to this Agreement and, after approval of such Pricing Supplement by such Agent or Agents, will file such Pricing Supplement with the Commission pursuant to and in accordance with Rule 424(b) under the Act.

          (b) The Company will advise each Agent promptly of any proposal to amend the Registration Statement or to amend or supplement the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent and other than an amendment or supplement resulting from the filing of material incorporated by reference in the Prospectus), and if the Company effects any such amendment or supplementation to which an Agent reasonably objects, such Agent shall be relieved of its obligations under Section 3(b) to solicit offers to purchase Securities until such time as the Company shall have filed such further amendments or supplements such that such Agent is reasonably satisfied with the Registration Statement and the Prospectus, as then amended or supplemented; and the Company will also advise each Agent promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Company will promptly notify each Agent by telephone (with confirmation in writing) to suspend solicitation of offers to purchase the Securities and to cease making offers or sales of Securities which an Agent may then own as principal; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Agent shall own any of the Securities with the intention of reselling them, or the Company has accepted an offer to purchase Securities but the related settlement has not occurred, the Company, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Agents' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) The Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (e) The Company will immediately notify each Agent of any downgrading in the rating of any debt securities of the Company or any proposal to downgrade the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company

     (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Company learns of such downgrading, proposal to downgrade or public announcement.

          (f) As soon as practicable, but not later than the 90th day after the Company's fiscal year end, after the date of each acceptance by the Company of an offer to purchase Securities hereunder, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of Section 11(a) of the Act.

          (g) The Company will furnish to each Agent copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

          (h) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required by the Agents.

          (i) So long as any Securities are outstanding, the Company will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and
     (ii) from time to time, such other information concerning the Company as the Agents may reasonably request.

          (j) The Company will pay, or reimburse each Agent for, all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the preparation, printing and distribution of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, review by the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by each Agent in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Agent, for any travel expenses of the Company's officers and employees and any other "road show" expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Securities, for costs incurred by each Agent in advertising any offering of Securities and for each Agent's reasonable expenses (including the reasonable fees and disbursements of counsel to the Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

          (k) The Company will use its best efforts to maintain its qualification as a "real estate investment trust" under the Code for the taxable year in which sales of Securities are to occur.

          (l) Between the date on which any Agent agrees to purchase Securities from the Company as principal for resale and the date of delivery of such Securities, the Company will not offer or sell, or enter into any agreement to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any of its debt securities (other than such Securities) in the United States, other than borrowings under the Company's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper, or publicly disclose the intention to make any such offer, sale, pledge or disposition or filing.

                  5. Conditions of Obligations. The obligations of each Agent,
                     -------------------------
as agent of the Company, under this Agreement at any time to solicit offers to purchase the Securities and to purchase Securities from the Company as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Company herein, to the accuracy, on each such date, of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Company of its obligations hereunder, and to each of the following additional conditions precedent:

                  (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Agent, shall be contemplated by the Commission.

                  (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Agents, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering, purchase or the sale of the Securities;
         (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications); (iii) any change in U.S. or international financial, political or economic conditions or exchange rates or exchange controls, as would in the judgment of a majority in interest of the Agents be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market;
         (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities; or (vii) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Agents, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of and payment for, the Securities.

                  (d) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency;

                  (e) At the Commencement Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Agent purchasing such Securities (each a "Purchasing Agent"), as the case may be, shall have received an opinion, dated the Commencement Date, or such date of delivery, as the case may be, of Latham & Watkins, counsel for the Company, to the effect that:

                      (i) Based solely on certificates from public officials, we confirm that the Company is qualified to do business in the states of Arizona, California, Colorado, Oregon, Nevada, New Mexico, Utah and Washington.

                      (ii) Based solely on a certificate from a public official, we confirm that BRE Property Investors LLC (the "Covered Subsidiary") is a Delaware limited liability company in good standing and has a legal existence as a limited liability company under the Limited Liability Company Act of the State of Delaware. The Covered Subsidiary has the limited liability company power and authority to own, lease and operate its properties.

                      (iii) Assuming due authorization, execution and delivery
                  of the Securities by the Company, when the remaining terms of the Securities are determined by the Company's Board of Directors or an authorized officer of the Company, and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                      (iv) Assuming due authorization, execution and delivery of the Indenture by the Company, the Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                      (v) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

                      (vi) The execution and delivery of this Agreement and the issuance and sale of the Securities by the Company pursuant to this Agreement, the Indenture and the Officers' Certificate pursuant to Section 301 of the Indenture, the consummation of the transactions provided for in this Agreement and the performance by the Company on or prior to the date hereof of its obligations thereunder do not and will not on the date hereof:

                            (a)  violate the limited liability company
                      agreement of the Covered Subsidiary; or


                            (b) result in the breach of or a default under any of the Material Agreements (as defined in such opinion); or

                                    (c) violate any federal, New York or
                           California statute, governmental order, rule or regulation applicable to the Company or the Covered Subsidiary.

                  No consent, approval, authorization or order of, or filing with, any federal, California, or New York court or governmental agency or body is required for the consummation of the issuance and sale of the Securities by the Company pursuant to this Agreement, the Indenture and the Officers' Certificate, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the issuance and sale of the Securities.

                           No opinion need be expressed in this paragraph (vi)
                  as to the application of Section 548 of the Federal Bankruptcy Code and comparable provisions of state law, or under federal securities laws (which will be specifically addressed elsewhere in the opinion), state securities laws, antifraud laws, or antitrust or trade regulation laws.

                           (vii) The Registration Statement has become effective under the Act. Based solely on a telephonic confirmation by a member of the Staff of the Commission on December 7, 2001, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.

                           (viii) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date and as of the date of such opinion, and any amendment or supplement to the Prospectus as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no opinion with respect to the financial statements, schedules, or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any amendment or supplement thereto or with respect to the Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made therein are correct and complete.

                           (ix) Each of the documents incorporated by reference in the Registration Statement (the "Incorporated Documents"), as of the date it was filed with the Commission, complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q or 8-K, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no opinion with respect to financial statements, schedules, or other financial data included in, incorporated by reference in, or omitted from, such reports. In passing upon the compliance as to form of the Incorporated Documents, such counsel may assume that the statements made therein are correct and complete.

                           (x) The Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus Supplement and the Base Prospectus under the captions "Description of Securities" and "Description of Debt Securities," respectively, in each case insofar as such statements are summaries of legal matters.

                           (xi) The statements in the Prospectus Supplement under the caption "Certain United States Federal Income Tax Consequences," and in the Base Prospectus under the caption "Federal Income Tax Considerations," insofar as they purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries thereof in all material respects, and the information in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 in the second paragraph, the first sentence of the fourth paragraph, the fifth paragraph, the sixth paragraph, and the first and second sentences of the seventh paragraph under the caption "Risk Factors--Risks Due to Investment in Real Estate--Restrictions on the Operations of the Operating Company," and in the first sentence of the first paragraph under the caption "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover," to the extent it constitutes a summary or description of U.S. federal statutes or regulations or provisions of the Indenture, the Securities or of other existing agreements, is accurate in all material respects.

                         (xii) The Company is not, and after giving effect to the offering and sale of the Securities (assuming the Securities are sold on the date hereof) and the application of proceeds from the sale as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                         (xiii) Commencing with the Company's taxable year ending December 31, 1997, (i) the Company has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and
                  (ii) its method of operation and its proposed method of operation has enabled it to meet and will enable it to continue to meet, respectively, the requirements for qualification and taxation as a "real estate investment trust" under the Code.

                         (xiv) Each of the Company's subsidiaries, as set forth in an attached annex, other than BRE/Alliance Services, Inc., a Maryland corporation ("Alliance"), BRE Investments, Inc., a Maryland corporation ("BRE Investments") and VelocityHSI, Inc., a Delaware corporation ("Velocity"), either qualifies as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, or otherwise qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal income tax purposes, and the securities the Company owns of Alliance, BRE Investments and Velocity will not cause the Company to be treated as owning securities of those corporations in excess of the permissible limits under Section 856(c)(4) of the Code, provided that the Company's ownership of such securities, along with its ownership of securities in any other taxable REIT subsidiaries, as defined in Section 856(l) of the Code, does not represent more than twenty percent (20%) of the value of the Company's assets.

                         In addition, such counsel shall state that they have
                  participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Agents, at which the contents of the Registration Statement, the Prospectus, the Incorporated Documents and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus or the Incorporated Documents and have not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused them to believe that the Registration Statement, at the time it became effective, or the Incorporated Documents, as of the dates of their respective filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus or as of the dated of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1;

         provided, however, that, in the case of each such opinion delivered
         --------  -------
         pursuant to a Terms Agreement, (x) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Company's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; (y) such opinion shall relate to the Securities being delivered on the date of such opinion; and (z) in lieu of the opinion described in clause (iii), such opinion shall state that the Securities being delivered on the date of such opinion, when delivered against payment therefore as contemplated by this Agreement, will have been legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery.

                  (f) At the Commencement Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agents shall have received an opinion, dated the Commencement Date, or such date of delivery, as the case may be, of Piper Marbury Rudnick & Wolfe LLP, Maryland counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

               (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

               (iii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to the employee benefit, employee and director stock option and dividend reinvestment plans referred to the Prospectus); and the shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully-paid and non-assessable, and are not subject to any preemptive or other similar rights arising by operation of law, under the Charter or By-Laws, under any resolution adopted by the board of directors of the Company or any committee thereof or, to the best of our knowledge, otherwise.

               (iv) The Indenture has been duly authorized, executed and delivered by the Company.

               (v) The Securities have been duly authorized for execution by the Company.

               (vi) The Distribution Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of the Distribution Agreement, the Indenture and the Securities, the consummation of the transactions therein contemplated, and compliance by the Company with its obligations hereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under the Charter or By-Laws or, to the best of our knowledge, any law, order, rule or regulation of any Maryland court, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their respective properties.

               (vii) No filing with, or consent, approval, authorization or order of, any Maryland court, governmental authority or agency is required in connection with the execution, delivery or performance of the Distribution Agreement, the Indenture or the Securities by the Company, or in connection with the issuance or sale of the Securities to the Underwriters, except such as may be required under Maryland securities laws or real estate syndication laws.

               (viii) The information in the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2000 under the caption "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover," as incorporated by reference into the Prospectus under the caption "Risk Factors" to the extent that it constitutes matters of Maryland law or legal conclusions under Maryland law, or summaries of provisions of the Charter, By-Laws, the Indenture, the Securities or of any other documents specifically referred to therein, is correct in all material respects.

               (ix) The issuance, sale and public offering of the Securities have been approved by the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article VIII of the Charter).

          (g) Agents or the Presenting Agent, as the case may be, shall have received a certificate, dated the Commencement Date or such date of delivery, as the case may be, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state (i) that the representations and warranties of the Company in this Agreement are true and correct, (ii)
         that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Commencement Date or such date of delivery, as the case may be, (iii) that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) that subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Company's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (h) At the Commencement Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agent or Agents, as the case may be, shall have received a letter, dated the Commencement Date or such date of delivery, as the case may be, of Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion, the financial statements and schedules and summary of earnings, if any, examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                           (iii) on the basis of the review, if any, referred to
                  in clause (ii) above, a reading of the latest available interim financial statements of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                 (A) the unaudited financial statements, if any,
                           and any summary of earnings included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                 (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries, or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                                    (C) for the period from the closing date of
                           the latest available income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales, net operating income, consolidated net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (B) and (C) above, for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified amounts or
                  percentages derived from such dollar amounts and other financed information contained or incorporated in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information) are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting systems or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Company's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (i) At the Commencement Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Agents or the Purchasing Agent, as the case may be, shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents, such opinion or opinions, dated the Commencement Date or such date of delivery, as the case may be, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Agents or the Purchasing Agent, as the case may be, may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Milbank, Tweed, Hadley & McCloy LLP may rely as to all matters governed by Maryland law upon the opinions of Piper Marbury Rudnick & Wolfe LLP.

                  (j) The Company shall have furnished to the Agents or their counsel such further certificates and documents as the Agents or such counsel shall request.

                  The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                  6.  Additional Covenants of the Company.  The Company agrees
                      ------------------------------------
that:

                  (a) Each acceptance by the Company of an offer for the purchase of Securities shall be deemed to be an affirmation by the Company that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Company of an offer to purchase Securities shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the date of delivery of such Securities to the purchaser thereof, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Company on or prior to such delivery date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Company will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

                  (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement, (ii) by an amendment or supplement resulting from the filing with the Commission of a Current Report on Form 8-K, unless in the Agents' reasonable judgment, the information contained in such report is of such a character that an officers' certificate should be furnished, (iii) amendments, supplements or the incorporation by reference of documents relating solely to the terms of a particular issue of the Securities or an offering of securities other than the Securities, (iv) amendments or supplements providing solely for a change in the interest rates, redemption provisions, amortization schedules, maturities or similar changes with respect to the Securities, (v) the filing by the Company of a proxy statement for its annual meeting of shareholders, or (vi) amendments or supplements reflecting a change the Agents and the Company deem to be immaterial), the Company shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Company, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(g) hereof which was last furnished to the Agents pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(g); provided, however, that any certificate
                                      --------  -------
         furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(g), to the time of delivery of such certificate.

                  (c) Each time the Company is required to furnish a certificate pursuant to Section 6(b) (other than as a result of the filing with the Commission of a Current Report on Form 8-K), the Company shall furnish or cause to be furnished as soon as reasonably practicable to each Agent a written opinion or opinions, dated the date of such amendment, supplement or filing, of counsel for the Company, in form satisfactory to the Agents, to the effect set forth in Section 5(e) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions. In lieu of such opinions, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter).

                  (d) Each time the Company is required to furnish a certificate pursuant to Section 6(b), the Company shall cause Ernst & Young LLP,
         (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Agents with a letter, addressed jointly to the Company and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(h) hereof; provided, however, that to the extent appropriate such letter
                 --------  -------
         may reconfirm matters set forth in a prior letter delivered at the Commencement Date or pursuant to this Section 6(d); provided further,
                                                             -------- -------
         however, that any letter furnished under this Section 6(d) shall
         -------
     relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

                  (e) The Company agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Company's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

                  7. Indemnification and Contribution.
                     --------------------------------

                  (a) The Company will indemnify and hold harmless each Agent, its directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable to any Agent,
          --------  -------
its directors and officers and each person, if any, who controls such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Company in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any agent consists of the information described as such in subsection (b) below.

                  (b) Each Agent will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after an Agent has notified the Company in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Agent consists of the following information in the Prospectus Supplement furnished on behalf of each
Agent: the first sentence of the second to last paragraph at the bottom of the cover page concerning the terms of the offering by the Agents; the second, third, fourth and fifth sentences of the second paragraph of text under the caption "Supplemental Plan of Distribution" concerning the terms of the offering of the Securities by the Agents and the information contained in the seventh paragraph under the caption "Supplemental Plan of Distribution".

                  (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agents on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Company exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through the Agents pursuant to this Agreement, and not joint.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                  8.  Status of Each Agent. In soliciting offers to purchase the
                      --------------------
Securities from the Company pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3 hereof), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. In connection with the placement of any Securities by a Agent, acting as agent, (a) each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason; and (b) if the Company shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

                  9.  Survival of Certain Representations and Obligations. The
                      ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 by the Company to an Agent is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(j) and the obligations of the Company under Sections 4(f) and 4(i) and the respective obligations of the Company and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when any Agent shall own any of the Securities with the intention of reselling them or (ii) after the Company has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Company under the second sentence of Section 4(c), under Sections 4(a), 4(b), 4(d), 4(e), 4(g), 4(h) and 4(l) and in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a) and 6(e) and under the last sentence of Section 8, shall also remain in effect.

                  10. Termination. This Agreement may be terminated for any
                      -----------
reason at any time by the Company as to any Agent or , in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, that this Agreement may not be terminated with respect to an
--------  -------
Agent by the giving of such notice following receipt by the Company of a confirmation or Terms Agreement referred to in Section 3 relating to the purchase of Securities by such Agent and prior to delivery of the Securities described in such confirmation or Terms Agreement, unless the sale and purchase of Securities contemplated thereby is rejected by the Company in accordance with
Section 3. Any settlement with respect to Securities placed by an Agent on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Company, to take the steps therein provided to be taken by such Agent in connection with such settlement.

                  11. Sales of Securities Denominated in a Currency other than
                      --------------------------------------------------------
U.S. Dollars or of Indexed Securities. If at any time the Company and the Agents
-------------------------------------
shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Company and any such Agent may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Securities and the offer and sale thereof.

                  12. Notices. Except as otherwise provided herein, all notices
                      -------
and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, New York 10010-3629,
Attention: Short and Medium Term Finance Department (Facsimile No.: (212) 325-8183); and notices to the Company shall be directed to it at 44 Montgomery Street, 36/th/ Floor, San Francisco, California 94104-4809, Attention: Chief Financial Officer (Facsimile No.: (415) 445-6505) or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section
12. Any such notice shall take effect at the time of receipt.

                  13. Successors. This Agreement will inure to the benefit of
                      ----------
and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(e), any person who has agreed to purchase Securities from the Company, and no other person will have any right or obligation hereunder.

                  14. Counterparts. This Agreement and any Terms Agreement may
                      ------------
be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  15. Applicable Law. This Agreement and any Terms Agreement
                      --------------
shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                          Very truly yours,

                                          BRE PROPERTIES, INC.



                                          By: /s/ Frank McDowell
                                              ----------------------------------
                                              Name:  Frank McDowell
                                              Title: President and Chief
                                                     Executive Officer

CONFIRMED AND ACCEPTED, as of the
  date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Julie A. Keogh
    --------------------------------------
    Name:  Julie A. Keogh
    Title: Authorized Signatory


BANC OF AMERICA SECURITIES LLC


By: /s/ Lily Chang
    --------------------------------------
    Name:  Lily Chang
    Title: Principal


BANC ONE CAPITAL MARKETS, INC.


By: /s/ Donald J. Donahue
    --------------------------------------
    Name:  Donald J. Donahue
    Title: Managing Director


COMMERZBANK CAPITAL MARKETS CORP.


By: /s/ Steven B. Willis
    --------------------------------------
    Name:  Steven B. Willis
    Title: Head of US Debt Capital Markets


FIRST UNION SECURITIES, INC.


By: /s/ James T. Williams, Jr.
    --------------------------------------
    Name:  James T. Williams, Jr.
    Title: Director

By: /s/ Goldman, Sachs & Co.
    ------------------------------------
        GOLDMAN, SACHS & CO.


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Michael Fusco
    ------------------------------------
    Name:  Michael Fusco
    Title: Vice President


UBS WARBURG LLC


By: /s/ Christopher Forshner
    ------------------------------------
   Name:  Christopher Forshner
   Title: Executive Director

                                                                       EXHIBIT A

                         BRE Properties, Inc. ("Issuer")
                                                ------

                                Medium-Term Notes

                   Due Nine Months or More from Date of Issue

                                 TERMS AGREEMENT
                                 ---------------

                                                                          , 20__

BRE Properties, Inc.
44 Montgomery Street, 36/th/ Floor
San Francisco, California  94104-4809

Attention:

Ladies and Gentlemen:

                  We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement attached hereto ("Distribution
                                                           ------------
Agreement"), the following Notes ("Notes") on the following terms:
---------                          -----

                  Title:

                  Currency or Currency Units:

                  Stated Maturity:

                  Principal Amount:

                  Public Offering Price:  [___%, subject to change by the
                                          undersigned - The Agent[s] propose[s]
                                          to reoffer the above Notes from time
                                          to time at market prices prevailing at
                                          the time of sale, at prices related to
                                          such prevailing market prices or at
                                          negotiated prices.]

                  Original Issue Discount Security:  Yes ____  No ____

                  Purchase Price (to be paid in [New York Clearing House (next day) -- immediately available] funds): ___% [, plus accrued interest, if any, from the Trade Date to the Settlement Date]

                  Underwriting Discount (%):

                  In the case of Fixed Rate Notes, the interest rate and, if different from the dates set forth in the Prospectus Supplement, the Interest Payment Date or Dates and corresponding Regular Record Date or Dates:

                  In the case of Floating Rate Notes, the Interest Rate formula, Initial Interest Rate, the Index Maturity, the Spread or Spread Multiplier (if any), the maximum or minimum Interest rate limitations (if any), the Interest Reset Dates, the Interest Determination Dates, the Calculation Agent, the Calculation Dates, the Interest Payment Dates and the Regular Record Dates, in each case to the extent applicable:

                  Redemption (option of the Issuer), if any:

                           Redemption Date(s):
                           Redemption Prices(s)(%):
                           Notice Period:

                  Repayment (option of the Holder), if any:

                           Redemption Date(s):
                           Redemption Price(s)(%):
                           Notice Period:

                  Sinking Fund, if applicable:

                  Trade Date:

                  Settlement Date (Issue Date):

                                    *  *  *  *  *

Details for Settlement
----------------------

                  _ Book-entry Security
                  _ Certificated Securities

                  [Additional Purchase Information -- to be completed by Agent, if desired, to the extent available]


                  Exact name in which the Note or Notes are to be registered ("registered owner"):

                  Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:

                  Taxpayer identification number of registered owner:

                  Principal amount of each Note in authorized denominations to be delivered to registered owner:

                  Exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars:

                                    *  *  *  *  *

                  Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Distribution Agreement, including the conditions set forth in paragraphs (e), (f), (g) and (h) of Section 5 thereof [, and [specify additional conditions, if any]]. If for any reason the purchase by the undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii),
(iv), (v), (vi) or (vii) of Section 5(c) of the Distribution Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

                  [Insert any additional agreements, conditions, etc.]


                                          Very truly yours,

                                          CREDIT SUISSE FIRST BOSTON
                                          CORPORATION

                                          By____________________________________

                                          [OTHER AGENTS]

Accepted and agreed to
as of the date set forth above.

BRE PROPERTIES, INC.

By ______________________________

                                                                       EXHIBIT B

                         Schedule of Agents' Commissions

     The Issuer agrees to pay each Agent a commission equal to the following percentage of the amount of each Note sold by such Agent:

     Maturity Range of Notes                              Percentage of Principal
     -----------------------                              -----------------------
     From 9 months to less than one year                           .125%
     From one year to less than 18 months                          .150%
     From 18 months to less than 2 years                           .200%
     From 2 years to less than 3 years                             .250%
     From 3 years to less than 4 years                             .350%
     From 4 years to less than 5 years                             .450%
     From 5 years to less than 6 years                             .500%
     From 6 years to less than 7 years                             .550%
     From 7 years  to less than 10 years                           .600%
     From 10 years  to less than 15 years                          .625%
     From 15 years  to less than 20 years                          .700%
     From 20 years up to and including 30 years                    .750%

     Address for Notice to you shall be directed to you at 44 Montgomery Street, 36/th/ Floor, San Francisco, California 94104, Attention: Chief Financial Officer (Facsimile No.: (415) 445-6505).

     Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, New York 10010, Attention: Short and Medium Term Products Group (Facsimile No.: (212) 325-8183).

                                                                       EXHIBIT C

                              BRE PROPERTIES, INC.

                   Medium-Term Note Administrative Procedures
                   ------------------------------------------

                                December 7, 2001

                  The Medium-Term Notes, Due from Nine Months or more from Date of Issue in an aggregate principal amount of $300,000,000 (the "Notes") of BRE
                                                                -----
Properties, Inc. (the "Issuer") are to be offered on a continuing basis. Credit
                       ------
Suisse First Boston Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc., CommerzBanc Capital Markets Corp., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, UBS Warburg LLC and First Union Securities, Inc., as agents (each an "Agent," and collectively the "Agents"), have agreed to
                          -----                         ------
solicit purchases of Notes. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Distribution Agreement between the Issuer and the Agents dated the date hereof (the "Distribution Agreement"). The Notes will rank pari passu with all other
 ----------------------
unsecured and unsubordinate debt of the Issuer and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued
                                         ----------
under the Indenture, dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998) (as further amended and supplemented, the "Indenture"), between the Issuer and J.P. Morgan Trust
                   ---------
Company, National Association (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee") and the
                                                       -------
Officers' Certificate filed with the Trustee pursuant to Section 301 of the Indenture.

                  The Distribution Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Issuer and such Agent acting as principal.

                  Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a
          ---
"Book-Entry Note") or a certificate delivered to the Holder thereof or a Person
 ---------------
designated by such Holder (a "Certificated Note") unless otherwise specified in
                              -----------------
the applicable pricing supplement. Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a beneficial interest in a Book-Entry Note will not be entitled to receive a certificate representing such Note.

                  The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Issuer are explained below. Administrative and record-keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

                  Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated
                       ----------------
on the basis of a floating interest rate are referred to herein as

"Floating Rate Notes." To the extent the procedures set forth below conflict
 -------------------
with the provisions of the Notes, the Indenture, DTC's operating requirements or the Distribution Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Distribution Agreement shall control.

                  All communications hereunder will be in writing and effective only upon receipt, and, if sent, will be mailed, delivered, telecopied or telegraphed and confirmed to the Agents and the Issuer at the following addresses:

If to the Issuer:
----------------

         BRE Properties, Inc.
         44 Montgomery Street, 36/th/ Floor
         San Francisco, California  94104-4809

         Attention:  Chief Financial Officer
         Facsimile No.: (415) 445-6505

If  to the Agents:
-----------------

         Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, New York  10010-3629
         Attention: Attention: Short and Medium Term Products Group Facsimile No.: (212) 325-8183

         Banc of America Securities LLC
         Bank of America Corporate Center
         100 North Tryon Street, 7/th/ Floor
         Mail Code NC1-007-07-01
         Attention:  MTN Department
         Charlotte, North Carolina  28255

         Banc One Capital Markets, Inc.
         1 Bank One Plaza, Suite 14-0595
         Chicago, Illinois  60670

         CommerzBank Capital Markets Corp.
         1251 Avenue of the Americas
         22/nd/ Floor
         New York, New York  10020-1104

         First Union Securities, Inc.
         901 East Byrd Street, West Tower
         (6/th/ Floor)
         Richmond, Virginia  23219

         Goldman, Sachs & Co.
         85 Broad Street, 11/th/ Floor
         New York, New York  10004

         Morgan Stanley & Co. Incorporated

         1585 Broadway
         New York, New York  10036

         UBS Warburg LLC
         677 Washington Blvd.
         Stamford, Connecticut  06901

                                     PART I

                          Administrative Procedures for
                          -----------------------------
                                Book-Entry Notes
                                ----------------

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Issuer and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:         On any date of settlement (as defined under "Settlement"
                  below) for one or more Book-Entry Notes (each a "Settlement
                                                                   ----------
                  Date"), the Issuer will issue a single global security in
                  ----
                  fully registered form without coupons (a "Global Security")
                                                            ---------------
                  representing up to $400,000,000, or another amount as shall be permitted by DTC, aggregate principal amount of all such
                  Book-Entry Notes that have the same original issue date,
                  original issue discount provisions, if any, Interest Payment
                  Dates, Regular Record Dates, Interest Payment Period,
                  redemption provisions, if any, Maturity Date, and, in the case of Fixed Rate Notes, interest rate, in the case of Floating
                  Rate Notes, initial interest rate, Base Rate, Index Maturity,
                  Interest Reset Period, Interest Reset Dates, Spread or Spread
                  Multiplier, if any, minimum interest rate, if any, maximum interest rate, if any and, in the case of a Floating Rate
                  Book-Entry Note for which the Base Rate is LIBOR, its
                  Designated LIBOR Page and Designated LIBOR Currency
                  (collectively, the "Terms"). Each Global Security will be
                                      -----
                  dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an Original Issue
                  Date, which will be (i) with respect to an original Global
                  Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global
                  Security resulting from such consolidation, the most recent
                  Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global
                  Security. No Global Security will represent (i) both Fixed
                  Rate and Floating Rate Book-Entry Notes or (ii) any
                  Certificated Note.

Identification and
CUSIP
Numbers: The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for
                                                      --------------------
                  the reservation of a series of CUSIP numbers, which series consists of not less than 10 CUSIP numbers and relates to Global Securities representing Book-Entry Notes issued by the Issuer. The Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Issuer will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Issuer has assigned to Global Securities. The Issuer will reserve additional CUSIP numbers for assignment to Global Securities when, at any time, less than 3 of the reserved CUSIP numbers remain unassigned to Global Securities and, if it deems it necessary or desirable. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:     Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of CEDE & CO., as nominee for DTC, or in the name of another nominee of DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry
                  Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:        Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note. No Global Security may be transferred except as a whole to a nominee of the depository, or by a nominee of the depository to the depository, or to a successor of the depository.

Exchanges:        The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more
                  Outstanding Global Securities that represent (A) Fixed Rate
                  Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry
                  Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Issuer, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                  Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $400,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $400,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global
                  Securities (see "Denominations" below).

                           Each Global Security representing Book-Entry Notes
                  will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) DTC notifies the Issuer that it is unwilling or unable to continue as the depository for the Global Securities or the Issuer becomes aware that DTC has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, the Issuer fails to appoint a successor to DTC within 90 days; (ii) the Issuer, in its sole discretion, determines that the Global Securities shall be exchangeable for Certificated Notes; or (iii) an event of default has occurred and is continuing with respect to the Notes under the Indenture and beneficial owners representing a majority in aggregate principal amount of the outstanding Notes represented by the Global Security advise DTC to cease acting as depository. Upon any such exchange, the Certificated Notes will be registered in the names of the beneficial owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by DTC's relevant participants to the Trustee.

Maturities:       Each Book-Entry Note will mature nine months or more after the settlement date for such Note.

Notice of
Repayment
Terms: With respect to each Book-Entry Note that is repayable at the option of the Holder, the Trustee will furnish DTC on the settlement date pertaining to such Note a notice setting forth the terms of such repayment option. Such terms shall include the start date and end dates of the first exercise period, the purchase date following such first exercise period, the frequency that such exercise periods shall occur (i.e., quarterly, semi-annually, annually, bi-annually, etc.) and if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least fifteen calendar days long and that the purchase date shall be at least seven calendar days after the last day of the exercise period.

Denomin-
ations: Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $400,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $400,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:         General. Interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Distribution Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Book-Entry Notes which reset daily or weekly, interest payments will include accrued interest to and including the Regular Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the thirty-first day of a month, in which case such payment of interest will include interest accrued to but excluding the thirtieth day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's
                  Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global
                  Security in the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation.

                  Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (unless otherwise specified pursuant to Settlement Procedure "A" below).

                  Interest Payment Dates on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semi-annually in arrears on June 15 and December 15 of each year and at Maturity; provided, however, that in the case
                                             --------  -------
                  of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Interest Payment Dates on Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest
                                       --------  -------
                  Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case
                                              -------- -------
                  of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

                  Notice of Interest Payment and Regular Record Dates. At the request of the Issuer the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Trustee, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of
Interest:         Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry
                  Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months.

                  Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of
Principal and
Interest:         Payment of Interest Only. Promptly after each Regular Record
                  Date, the Trustee will deliver to the Issuer and DTC, a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following
                  Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate
                  (daily or weekly) bond reports published by Standard & Poor's
                  Corporation. Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date
                  (other than at Maturity), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a
                  Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, except that in the case of an Interest Payment Date on a Floating Rate Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day.

                  Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal, premium, if any, and interest to be paid on each Global Security maturing (on a Maturity or Redemption Date or otherwise) in the following month. The Issuer and DTC will confirm the amounts of such principal, premium and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Issuer will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Issuer.

                  Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Issuer will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Issuer at the Trustee or by wire transfer to the Trustee. The Issuer will confirm any such instructions in writing to the Trustee. On each payment date the Trustee will pay DTC in accordance with DTC's standard procedures. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Issuer (as issuer or as paying agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                  Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for
Setting and
Posting: The Issuer and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Issuer decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Issuer decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance
and Rejection
of Orders:        Unless otherwise instructed by the Issuer, each Agent will advise the Issuer promptly by telephone of all orders to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Issuer and the Agents, the Issuer has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of
Pricing
Supplement:       If any order to purchase a Book-Entry Note is accepted by or on behalf of the Issuer, the Issuer will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of
                                 ------------------
                  such Book-Entry Note and will arrange to have the Pricing
                  Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply ten copies thereof (and additional copies if requested)
                  to the Agent which presented the order (the "Presenting
                                                               ----------
                  Agent"). The Presenting Agent will cause a Prospectus and
                  -----
                  Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                  In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:       Subject to the Issuer's representations, warranties and
                  covenants contained in the Distribution Agreement, the Issuer may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase
                  Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Issuer has advised them that such solicitation may be resumed.

                  In the event that at the time the Issuer suspends solicitation of purchases there shall be any orders outstanding for settlement, the Issuer will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                  If the Issuer decides to amend or supplement the Registration Statement (as defined in the Distribution Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Issuer may file with the Commission any such supplement to the Prospectus relating to the Notes. The Issuer will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For
Rate Changes:     When the Issuer has determined to change the interest rates of
                  Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Issuer with recommendations as to the changed interest rates. At such time as the Issuer has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.
                  Within the time period required by Rule 424(b), the Issuer will file with the Commission a Pricing Supplement to the Prospectus relating to such Book-Entry Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of
Prospectus:       A copy of the Prospectus and, where applicable, a Pricing
                  Supplement, relating to a Book-Entry Note, must accompany or precede the earliest of confirmation of the purchase of such Book-Entry Note, or payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting
                  Agent timely will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Issuer will make such delivery if such Book-Entry
                  Note is sold directly by the Issuer to a purchaser (other than an Agent).

Confirmation:     For each order to purchase a Book-Entry Note solicited by any
                  Agent and accepted by or on behalf of the Issuer, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Issuer, setting forth the details set forth above and delivery and payment instructions.

Settlement:       The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry
                  Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Issuer will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Issuer, the Trustee and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement
Procedures:       Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through any Agent, as agent, shall be as follows:

                       A. The Presenting Agent will advise the Issuer by telephone of the following settlement information:

                       1.  Specified currency.

                       2.  Principal amount.

                       3.  Maturity Date.

                       4. Whether the note is a Fixed Rate Note, a Floating Rate Note, an Indexed Note or an Amortizing Note.

                       5. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, the LIBOR reporting service, Designated LIBOR Page and Designated LIBOR Currency and in the case of a Floating Rate Book-Entry Note for which the Base Rate is the CMT Rate, the Designated CMT Maturity Index and CMT Telerate Page.

                       6. In the case of an Amortizing Note, an amortization schedule.

                       7.  Interest Payment Dates, Regular Record Dates (if

                  other than the dates fifteen calendar days preceding such Interest Payment Dates), the Interest Payment Period, Interest Determination Dates, the Calculation Dates and the Calculation Agent.

                       8. Whether a Floating Rate Note is a Regular Floating Rate Note, a Floating/Fixed Rate Note or an Inverse Floating Rate Note.

                       9.  Whether the Note is an original issue discount note.

                       10. In the case of an Indexed Note, the manner in which
                  interest payments and the principal amount payable at maturity will be determined.

                       11. Whether the Note may be redeemed at the Issuer's
                  option or repaid at the Holder's option prior to the Maturity Date and if so, the terms of the redemption or repayment.

                       12. Whether the Note is a reopening of Notes previously
                  issued.

                       13. Settlement date.

                       14. Issue price.

                       15. Presenting Agent's commission, determined as provided
                  in Section 2 of the Distribution Agreement.

                       B. The Issuer will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Trustee by telephone (confirmed in writing by the day preceding the Settlement Date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. The Issuer will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Issuer shall constitute a representation and warranty by the Issuer to the Trustee and the Agents that
                  (i) such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Issuer, (ii) such Book-Entry Note, and the Global Security representing such Book-Entry Note, will conform with the terms of the Indenture, and (iii) after giving effect to the issuance of such Book-Entry Note and any other Securities (as defined in the Distribution Agreement) to be issued on or prior to the settlement date for the sale of such Book-Entry Note, the aggregate amount of Securities which have been issued and sold by the Issuer will not exceed the amount of Securities registered under the Registration Statement (as defined in the Distribution Agreement). Such confirmation shall constitute a Issuer Order to the Trustee for the authentication of such Global Security and shall be deemed to satisfy the requirements set forth in the third paragraph of
                  Section 303 of the Indenture.

                       C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting Agent:

                           1. The information set forth in Settlement Procedure "A."

                           2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                           3. Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date (which amount shall be confirmed by the Trustee).

                           4.  The Interest Payment Period.

                           5. CUSIP number of the Global Security representing such Book-Entry Note.

                           6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                       D. To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Global Security in a form that has been approved by the Issuer, the Agents and the Trustee.

                       E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                       F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                       G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission or discounts, if applicable. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

                       H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                       I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                       J. The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G," wire transfer to the account of the Issuer maintained at United California Bank, Sherman Oaks, California, ABA No. 122003516, Account No. 0444-21397, Account Name: BRE Properties, Inc., or such other account as the Company may designate from time to time, funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G."

                       K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:        For orders of Book-Entry Notes solicited by any Agent and
                  accepted by the Issuer for settlement on the first Business
                  Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                       Settlement

                        Procedure                  Time
                        ---------                  ----
                                A          11:00 A.M. on the sale date
                                B          12:00 Noon on the sale date
                                C          2:00 P.M. on the sale date
                                D          3:00 P.M. on the Business Day
                                       before settlement
                                E          9:00 A.M. on Settlement Date

                                F          10:00 A.M. on Settlement Date

                                G-H        2:00 P.M. on Settlement Date
                                I          4:45 P.M. on Settlement Date

                                J-K        5:00 P.M. on Settlement Date

                  If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fed wire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to
Settle:                If the Trustee fails to enter an SDFS deliver order with
                  respect to a Book-Entry Note pursuant to Settlement Procedure "G," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Issuer and will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Issuer will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Issuer.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee Not to
Risk Funds: Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Issuer, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Issuer, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of
Signatures:       The Issuer will cause the Trustee to furnish to the Issuer and the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry
                  Notes, but no Agent will have any obligation or liability to the Issuer or the Trustee in respect to the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Book-Entry Note.

Payment of
Expenses:         Each Agent shall forward to the Issuer, on a monthly basis, a statement of the out-of- pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Distribution Agreement. The Issuer will remit payment to the Agents currently on a monthly basis.

Advertising
Costs: The Issuer will determine with the Agents the amount of advertising, if any, that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses, to the extent previously approved in writing by the Issuer, will be paid by the Issuer.

Periodic
Statements
from the
Trustee: Upon the request of the Issuer, the Trustee will send to the Issuer a statement setting forth the principal amount of Book-Entry Notes Outstanding as of that date.

                                     PART II

                Administrative Procedures for Certificated Notes
                ------------------------------------------------

     The Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:      Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:  Certificated Notes will be issued only in fully registered form without coupons.

Transfers and
Exchanges:     A Certificated Note may be presented for transfer or exchange at the principal corporate trust office in The City of New York of the Trustee. Certificated Notes will be exchangeable for other
               Certificated Notes having identical terms but different authorized denominations without service charge. Certificated
               Notes will not be exchangeable for Book-Entry Notes.

Maturities:    Each Certificated Note will mature on a date not less than nine months nor more than thirty years after the Settlement Date for such Note.

Denomina-
tions:                The denomination of any Certificated Note denominated in
               U.S. dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certified Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

Interest:      General. Interest, if any, on each Certificated Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Certificated Notes which reset daily or weekly, interest payments will include accrued interest to and including the Regular Record
               Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate
               Certificated Note occurring on the thirty-first day of a month, in which case such payment of interest will include interest accrued to but excluding the thirtieth day of such month).

               Regular Record Dates. The Regular Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (unless otherwise specified pursuant to Settlement Procedure "A" below).

               Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on May 15 and November 15 of each year and at Maturity; provided,
                                                                --------
               however, that in the case of a Fixed Rate Certificated Note
               -------
               issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

               Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date
                          --------  -------
               for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate
                        -------- -------
               Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name such Note is registered on the Regular Record Date for such succeeding Interest Payment Date.

Calculation of
Interest:      Fixed Rate Certificated Notes. Interest on Fixed Rate
               Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months.

               Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the CMT Rate or the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of
Principal and
Interest:      The Trustee will pay the principal amount of each Certificated
               Note at Maturity upon presentation of such Certificated Note to the Trustee (unless otherwise specified in the applicable Pricing
               Supplement). Such payment, together with payment of premium, if any, and interest, if any, due at Maturity of such Certificated
               Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Certificated Note.
               Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture (unless otherwise specified in the applicable Pricing Supplement).

               The Trustee will be responsible for reporting interest paid on Certificated Notes, and where applicable, withholding taxes on such interest payments, as may be required by law.

               If any Interest Payment Date for or the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be, except that in the case of an Interest Payment Date on a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day.

Procedure for
Rate Setting
and Posting:   The Issuer and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Issuer decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Issuer decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of
Orders: Unless otherwise instructed by the Issuer, each Agent will advise the Issuer promptly by telephone of all orders to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Issuer and the Agents, the Issuer has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

Preparation of
Pricing
Supplement:    If any order to purchase a Certificated Note is accepted by or on behalf of the Issuer, the Issuer will prepare a Pricing
               Supplement reflecting the terms of such Certificated Note and will arrange to have the Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule
               424(b) under the Act and will supply ten copies thereof (and additional copies if requested) to the Presenting Agent. The
               Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note.

               In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:    Subject to the Issuer's representations, warranties and covenants contained in the Distribution Agreement, the Issuer may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Certificated
               Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Issuer has advised them that such solicitation may be resumed.

               In the event that at the time the Issuer suspends solicitation of purchases there shall be any orders outstanding for settlement, the Issuer will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

              If the Issuer decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Issuer may file with the Commission any supplement to the Prospectus relating to the Notes. The Issuer will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for
Rate Changes: When the Issuer has determined to change the interest rates of
              Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Issuer with recommendations as to the changed interest rates. At such time as the Issuer has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within the time period required by Rule 424(b), the Issuer will file with the Commission a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of
Prospectus:   A copy of the Prospectus and, where applicable, a Pricing
              Supplement, relating to a Certificated Note, must accompany or precede the earliest of any written offer by any Agent of such Certificated Note, confirmation of the purchase of such Certificated Note, or payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated
              Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation;
              Amendment or Supplement" above, the Presenting Agent timely will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. The Issuer will make such delivery if such Certificated Note is sold directly by the Issuer to a purchaser (other than any Agent).

Confirmation: For each order to purchase a Certificated Note solicited by any
              Agent and accepted by or on behalf of the Issuer, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Issuer, setting forth the details set forth above and delivery and payment instructions.

Settlement:   The receipt by the Issuer of immediately available funds in exchange for an authenticated Certificated Note delivered to the Presenting Agent and the Presenting Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute
              "settlement." All orders accepted by the Issuer will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Issuer, the Trustee and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale; provided, however, that the Trustee shall not, without its prior written consent, be required to deliver in excess of 300 certificates evidencing Certificated Notes in any one of the three business days following the date of sale.

Settlement
Procedures:    Settlement Procedures with regard to each Certificated Note sold by the Issuer through any Agent, as agent, shall be as follows:

                    A. The Presenting Agent will advise the Issuer by telephone of the following settlement information:

                        1. Name in which such Certificated Note is to be registered ("Registered Owner").
                            ----------------

                        2. Address of the Registered Owner and address for payment of principal and interest.

                        3. Taxpayer identification number of the Registered Owner (if available).

                        4.  Principal amount.

                        5.  Specified Currency

                        6.  Maturity Date.

                        7. Whether the Note is a Fixed Rate Note, a Floating Rate Note, an Indexed Note or an Amortized Note.

                        8. In the case of a Fixed Rate Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and, in the case of a Floating Rate certified Note for which the Base Rate is LIBOR, the LIBOR reporting service, the Designated LIBOR Page and Designated LIBOR Currency and, in the case of a Floating Rate certified Note for which the Base Rate is the CMT Rate, the designated CMT Maturity Index and CMT Telerate Page.

                        9. In the case of an Amortizing Note, an amortization schedule.

                        10. Whether the Note is an original issue discount note.

                        11. Interest Payment Dates, Regular Record Dates (if
               other than the dates fifteen calendar days preceding such Interest Payment Dates), the Interest Payment Period, the Calculation Dates and the Calculation Agent.

                        12. Whether a Floating Rate Note is a Regular Floating
               Rate Note, a Floating/Fixed Rate Note or an Inverse Floating Rate Note.

                        13. Whether the Note may be redeemed at the Issuer's
               option or repaid at the holder's option prior to the maturity date, and if so, the terms of the redemption payment.

                        14. Whether the Note is a reopening of Notes previously
               issued.

                        15. In the case of an Indexed Note, the manner in which
               interest payments and the principal amount payable at maturity will be determined.

                        16. Settlement date.

                        17. Issue Price (including currency).

                        18. Presenting Agent's commission, determined as provided in Section 2 of the Distribution Agreement.

                        19. Manner of payment at Maturity (if other than upon presentation of Notes to the Trustee) and Interest (if other than by check).

                    B. The Issuer will advise the Trustee by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent. Each such communication by the Issuer shall constitute a representation and warranty by the Issuer to the Trustee and the Agents that (i) such Certificated Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Issuer, (ii) such Certificated Note will conform with the terms of the Indenture, and (iii) after giving effect to the issuance of such Certificated Note and any other Securities (as defined in the Distribution Agreement) to be issued on or prior to the settlement date for the sale of such Certificated Note, the aggregate amount of Securities which have been issued and sold by the Issuer will not exceed the amount of Securities registered under the Registration Statement (as defined in the Distribution Agreement). Such confirmation shall constitute a Issuer Order to the Trustee for the authentication of such Certificated Note and shall be deemed to satisfy the requirements set forth in the third paragraph of Section 303 of the Indenture.

                    C. The Issuer will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Agents and the Trustee:

                        1.   Certificated Note with customer confirmation.

                        2.   Stub One - For Trustee.

                        3.   Stub Two - For Agent.

                        4.   Stub Three - For the Issuer.

                    D. The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting Agent, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Presenting Agent for payment to the account of the Issuer at The Bank of New York in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Presenting Agent's commission. In the event that the instructions given by the Presenting Agent for payment to the account of the Issuer are revoked, the Issuer will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                    E. The Presenting Agent will deliver such Certificated Note (with the confirmation) to the customer or the customer's trust bank against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

                    F. The Trustee will send Stub Three to the Issuer by
               first-class mail.

Settlement

Procedures
Timetable:     For orders of Certificated Notes solicited by any Agent, as agent, and accepted by the Issuer, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                               Settlement
                               Procedure                   Time
                               ----------                  ----

                               A                  2:00 P.M. on the Business Day
                                                   before settlement
                               B-C                3:00 P.M. on the Business Day
                                                   before settlement
                               D                  2:15 P.M. on Settlement Date
                               E                  3:00 P.M. on Settlement Date
                               F                  5:00 P.M. on Settlement Date

Failure
to Settle:     If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Presenting Agent will notify the Issuer and the Trustee by telephone and return such Certificated
               Note to the Trustee. Upon receipt of such notice, the Issuer will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Issuer in respect of such Certificated Note. Such wire transfer will be made on the Settlement Date, if possible, and in any event not later than the Business Day following the Settlement Date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Issuer will reimburse the Presenting Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture and so advise the Issuer, and will make appropriate entries in its records.

Trustee Not to
Risk Funds:    Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Issuer, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Issuer, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity
of Signatures: The Issuer will cause the Trustee to furnish to the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Certificated Notes, but neither the Trustee nor any Agent will have any obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Certificated Note.

Payment of
Expenses:      Each Agent shall forward to the Issuer, on a monthly basis, a statement of the out-of- pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Distribution Agreement. The Issuer will remit payment to the Agents currently on a monthly basis.

Advertising

Costs: The Issuer will determine with the Agents the amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Issuer.

Periodic State-
ments from
the Trustee:     Upon the request of the Issuer, the Trustee will send to the
                 Issuer a statement setting forth the principal amount of Certificated Notes outstanding as of that date.

                                                                       EXHIBIT D

              [FORM OF LETTER FOR APPOINTMENT OF ADDITIONAL AGENT]



                                     [date]

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street, 7/th/ Floor
Mail Code NC1-007-07-01
Attention:  MTN Department
Charlotte, North Carolina 28255

Banc One Capital Markets, Inc.
1 Bank One Plaza, Suite 14-0595
Chicago, Illinois 60670

CommerzBank Capital Markets Corp.
1251 Avenue of the Americas
22/nd/ Floor
New York, New York 10020-1104

First Union Securities, Inc.
901 East Byrd Street, West Tower
(6/th/ Floor)
Richmond, Virginia 23219

Goldman, Sachs & Co.
85 Broad Street, 11/th/ Floor
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

UBS Warburg LLC
677 Washington Blvd.
Stamford, Connecticut 06901


     Re:  BRE Properties, Inc.

Ladies and Gentlemen:

Reference is hereby made to the Distribution Agreement dated as of December 6, 2001 (the "Distribution Agreement") among BRE Properties, Inc. (the "Company"), Credit Suisse First Boston Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc., CommerzBanc Capital Markets Corp., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, UBS Warburg LLC and First Union Securities, Inc. (the "Initial Agents").

Pursuant to Section 3(a)(ii) of the Agreement, the Company hereby notifies the Initial Agents of the appointment of [name] as an additional "Agent" for all purposes of the Distribution Agreement in relation to the offering by the Company of $300,000,000 aggregate principal amount of Medium-Term Notes, as described in the Prospectus Supplement dated December 6, 2001 to the Prospectus dated September 23, 2001 (the "Offering").

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Distribution Agreement.

                                            BRE PROPERTIES, INC.



                                            By: ________________________________
                                                      Authorized Signatory

ACCEPTANCE

The undersigned, [name of additional Agent], hereby agrees to act as Agent in accordance with, and to be bound by all of the terms of, the Distribution Agreement (including Exhibit B thereto) in connection with the Offering.

                                          [NAME OF ADDITIONAL AGENT]


                                          By: __________________________________
                                                     Authorized Signatory

                                      D-3